Exhibit 99.1
WEDGE Wireline Services, Inc.,
WEDGE Well Services, L.L.C. and
WEDGE Fishing & Rental Services, L.L.C.
Combined Financial Statements and
Independent Auditor’s Report
December 31, 2007, 2006 and 2005

Independent Auditor’s Report
To the Board of Directors of
WEDGE Energy Holdings, LLC
We have audited the accompanying combined balance sheets of WEDGE Wireline Services, Inc., WEDGE Well Services, L.L.C. and WEDGE Fishing and Rental Services, L.L.C. (which represent companies under common control as further described in Note A to the combined financial statements) as of December 31, 2007, December 31, 2006 and December 31, 2005, and the related statements of income, changes in stockholders’ and members’ equity and cash flows for the years then ended. These combined financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the 2006 and 2005 financial statements of Penkota Wireline Service, Inc. or the 2006 and 2005 consolidated financial statements of Rocky Mountain Phoenix Surveys, Inc. and subsidiary, both are consolidated subsidiaries of WEDGE Wireline Services, Inc., which statements reflect total assets and revenue constituting 22% of the related combined totals for 2006 and 38% and 39%, respectively of the related combined totals for 2005. Those statements were audited by other auditor’s whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for Penkota Wireline Service, Inc and Rocky Mountain Phoenix Surveys, Inc. and subsidiary, is based solely on the report of the other auditor’s.
We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the audit reports of the other auditor’s provide a reasonable basis for our opinion.
In our opinion, based on our audits and the reports of the other auditor’s, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of WEDGE Wireline Services, Inc., WEDGE Well Services, L.L.C. and WEDGE Fishing and Rental Services, L.L.C. as of December 31, 2007, December 31, 2006 and December 31, 2005, and the combined results of their operations and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.
/s/ Fitts, Roberts & Co. P.C.
Houston, Texas
May 9, 2008

WEDGE WIRELINE SERVICES, INC., WEDGE WELL SERVICES, L.L.C.,
AND WEDGE FISHING & RENTAL SERVICES, L.L.C.
COMBINED BALANCE SHEETS
As of December 31,

	2007	2006	2005
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$12,209,615	$6,542,911	$2,413,468
Accounts receivable — trade, net of allowance	17,569,369	13,304,626	5,295,560
Inventory	830,258	918,995	300,222
Income tax receivable
From affiliate	2,302,179	1,228,049	—
Federal	1,013,108	—	—
Deferred income tax receivable — curent	348,372	30,063	—
Prepaid expenses and other	1,097,626	1,624,484	971,880

TOTAL CURRENT ASSETS	35,370,527	23,649,128	8,981,130

Land	95,000	95,000	—
Property and equipment	135,023,703	73,529,283	31,958,112
Accumulated depreciation	(16,882,716)	(7,728,380)	(2,270,424)

PROPERTY AND EQUIPMENT, NET	118,235,987	65,895,903	29,687,688

Note receivable from affiliate	2,671,378	—	—
Covenants not to compete, net of amortization	435,371	538,426	377,593
Goodwill	20,527,494	19,449,230	12,637,036

TOTAL ASSETS	$177,240,757	$109,532,687	$51,683,447

The accompanying notes are an integral part of this financial statement.

	2007	2006	2005
LIABILITIES AND STOCKHOLDERS’ AND MEMBERS’ EQUITY

CURRENT LIABILITIES
Accounts payable and accrued expenses	$14,055,357	$9,143,507	$3,396,340
Payables to affiliates and employees	1,810,713	753,781	1,251,123
Dividends payable	—	1,140,135	—
Current income taxes payable to affiliate	—	—	935,390
Deferred income tax payable — current portion	—	—	126,786
Current maturities of subordinated notes payable	250,000	2,600,000	—
Current maturities of notes payable to affiliates	8,356,000	—	—
Current maturities of notes payable	—	—	1,911,798

TOTAL CURRENT LIABILITIES	24,472,070	13,637,423	7,621,437

LONG-TERM LIABILITIES
Long-term debt
Notes payable	—	—	9,243,958
Notes payable to affiliates	81,012,458	47,091,939	8,834,462
Subordinated notes payable	1,725,000	375,000	—

Total long-term debt	82,737,458	47,466,939	18,078,420

Deferred income tax payable	5,402,968	1,789,266	1,095,141

TOTAL LONG-TERM LIABILITIES	88,140,426	49,256,205	19,173,561

TOTAL LIABILITIES	112,612,496	62,893,628	26,794,998

STOCKHOLDERS’ AND MEMBERS’ EQUITY
Common stock	1,000	7,000,267	7,000,267
Paid-in capital	28,828,558	8,065,746	7,331,425
Retained earnings	8,463,794	6,404,502	2,988,421
Members’ equity	27,334,909	25,168,544	7,568,336

TOTAL STOCKHOLDERS’ AND MEMBERS’ EQUITY	64,628,261	46,639,059	24,888,449

TOTAL LIABILITIES AND STOCKHOLDERS’ AND MEMBERS’ EQUITY	$177,240,757	$109,532,687	$51,683,447

WEDGE WIRELINE SERVICES, INC., WEDGE WELL SERVICES, L.L.C.,
AND WEDGE FISHING & RENTAL SERVICES, L.L.C.
COMBINED INCOME STATEMENTS
For the years ended December 31,

	2007	2006	2005
SALES	$110,071,436	$75,442,892	$27,920,191

SELLING, OPERATING AND ADMINISTRATIVE EXPENSES
Employee wages, payroll taxes and benefits	44,593,288	27,712,875	11,549,782
Supplies, materials and equipment	9,681,772	6,569,575	2,339,435
Depreciation	10,048,763	5,777,828	2,220,657
Fuel & chemicals	4,565,824	2,922,027	965,920
Repairs and maintenance	3,739,944	2,401,090	823,768
Other expenses	2,880,525	2,511,576	1,010,103
Management fees	2,755,000	1,479,155	300,996
Taxes other than income	1,063,398	696,750	123,697

TOTAL SELLING, OPERATING AND ADMINISTRATIVE EXPENSES	79,328,514	50,070,876	19,334,358

OTHER INCOME AND (EXPENSES)
Interest income	422,717	170,764	30,373
Interest expense	(4,299,039)	(2,816,265)	(751,735)
Other income (expense)	598,587	79,366	(28,298)

INCOME BEFORE INCOME TAXES	27,465,187	22,805,881	7,836,173

PROVISION FOR INCOME TAXES
Current	6,780,591	7,402,117	3,091,212
Deferred	3,295,393	652,933	(22,000)

TOTAL PROVISION FOR INCOME TAXES	10,075,984	8,055,050	3,069,212

NET INCOME	$17,389,203	$14,750,831	$4,766,961

The accompanying notes are an integral part of this financial statement.

WEDGE WIRELINE SERVICES, INC., WEDGE WELL SERVICES, L.L.C.,
AND WEDGE FISHING & RENTAL SERVICES, L.L.C.
COMBINED STATEMENT OF CHANGES IN STOCKHOLDERS’ AND MEMBERS’ EQUITY
For the year ended December 31, 2007

	Rocky	Penkota		WEDGE	WEDGE	WEDGE
	Mountain	Wireline	WEDGE	Wireline	Well	Fishing &
	Phoenix	Services,	Log-Tech,	Services,	Services,	Rental
	Surveys, Inc.	Inc.	L.L.C.	Inc.	L.L.C.	Services, L.L.C.	Eliminations	Combined

Common stock, $1 par value:
Beginning and ending, 267 shares authorized and issued	$267	$—	$—	$—	$—	$—	$(267)	$—

Common stock, $28,000 par value:
Beginning and ending, 1,000 shares authorized 250 shares issued	—	7,000,000	—	—	—	—	(7,000,000)	—

Common stock, $1 par value, 1,000 shares authorized:	—	—	—	—	—	—	—	—
Balance, beginning	—	—	—	—	—	—	—	—
Sales of 1,000 shares	—	—	—	1,000	—	—	—	1,000

Balance, ending	—	—	—	1,000	—	—	—	1,000

Additional paid in capital,
Balance, beginning	7,331,425	734,321	—	—	—	—	(8,065,746)	—
Contributions	—	—	—	28,981,799 (1)	—	—	(153,241)	28,828,557

Balance, ending	7,331,425	734,321	—	28,981,799	—	—	(8,218,987)	28,828,557

Retained earnings
Balance, beginning	4,017,798	2,558,334	—	—	—	—	(6,576,132)	—
Add net income	3,651,572	2,964,065	—	8,439,275	—	—	(6,591,118)	8,463,794	(2)

Balance, ending	7,669,370	5,522,399	—	8,439,275	—	—	(13,167,250)	8,463,794

Members’ equity
Balance, beginning	—	—	5,631,570	—	11,872,389	7,646,196	(5,631,570)	19,518,585
Add net income	—	—	2,954,691	—	7,160,921	655,403	(2,954,691)	7,816,324

Balance, ending	—	—	8,586,261	—	19,033,310	8,301,599	(8,586,261)	27,334,909

TOTAL STOCKHOLDERS’ AND MEMBERS’ EQUITY	$15,001,062	$13,256,720	$8,586,261	$37,422,074	$19,033,310	$8,301,599	$(36,972,765)	$64,628,260

The accompanying notes are an integral part of this financial statement.

(1)	Includes $1,109,085 of net income of Rocky Mountain Phoenix Surveys, Inc., Penkota Wireline Services, Inc., and WEDGE Log-Tech, L.L.C. from January 1, 2007 thru February 28, 2007 which was included as part of the restructuring contribution — see Note A

(2)	Includes ten months income of Rocky Mountain Phoenix Surveys, Inc., Penkota Wireline Services, Inc., WEDGE Log-Tech, L.L.C., and WEDGE Wireline Services, Inc. See (1) above for remaining two months

WEDGE WIRELINE SERVICES, INC., WEDGE WELL SERVICES, L.L.C.,
AND WEDGE FISHING & RENTAL SERVICES, L.L.C.
COMBINED STATEMENT OF CHANGES IN STOCKHOLDERS’ AND MEMBERS’ EQUITY
For the year ended December 31, 2006

	Rocky	Penkota		WEDGE	WEDGE
	Mountain	Wireline	WEDGE	Well	Fishing &
	Phoenix	Services,	Log-Tech,	Services,	Rental
	Surveys, Inc.	Inc.	L.L.C.	L.L.C.	Services, L.L.C.	Eliminations	Combined

Common stock, $1 par value:
Beginning and ending, 267 shares authorized and issued	$267	$—	$—	$—	$—	$—	$267

Common stock, $28,000 par value:
Beginning and ending, 1,000 shares authorized 250 shares issued	—	7,000,000	—	—	—	—	7,000,000

Additional paid in capital,
Balance, beginning	7,331,425	—	—	—	—	—	7,331,425
Capital contributed	—	734,321	—	—	—	—	734,321

Balance, ending	7,331,425	734,321	—	—	—	—	8,065,746

Retained earnings
Balance, beginning	1,836,487	1,151,934	—	—	—	—	2,988,421
Add net income	2,881,311	1,776,400	—	—	—	(171,630)	4,486,081
Deduct dividends paid	(700,000)	(370,000)	—	—	—	—	(1,070,000)

Balance, ending	4,017,798	2,558,334	—	—	—	(171,630)	6,404,502

Members’ equity
Balance, beginning	—	—	—	5,590,325	1,978,011	—	7,568,336
Contributions	—	—	3,270,000	—	5,205,593	—	8,475,593
Add net income	—	—	3,501,705	6,282,064	462,592	18,389	10,264,750
Deduct distributions	—	—	(1,140,135)	—	—	—	(1,140,135)

Balance, ending	—	—	5,631,570	11,872,389	7,646,196	18,389	25,168,544

TOTAL STOCKHOLDERS’ AND MEMBERS’ EQUITY	$11,349,490	$10,292,655	$5,631,570	$11,872,389	$7,646,196	$(153,241)	$46,639,059

The accompanying notes are an integral part of this financial statement.

WEDGE WIRELINE SERVICES, INC., WEDGE WELL SERVICES, L.L.C.,
AND WEDGE FISHING & RENTAL SERVICES, L.L.C.
COMBINED STATEMENT OF CHANGES IN STOCKHOLDERS’ AND MEMBERS’ EQUITY
For the year ended December 31, 2005

	Rocky	Penkota	WEDGE	WEDGE
	Mountain	Wireline	Well	Fishing &
	Phoenix	Services,	Services,	Rental
	Surveys, Inc.	Inc.	L.L.C.	Services, L.L.C.	Combined

Common stock, $1 par value,:
267 shares authorized
Balance, beginning	$—	$—	$—	$—	$—
Sales of 267 shares	267	—	—	—	267

Balance, ending	267	—	—	—	267

Common stock, $28,000 par value:
Beginning and ending, 1,000 shares authorized 250 shares issued	—	7,000,000	—	—	7,000,000

Additional paid in capital,
Balance, beginning	—	—	—	—	—
Contributions	7,331,425	—	—	—	7,331,425

Balance, ending	7,331,425	—	—	—	7,331,425

Retained earnings
Balance, beginning	—	—	—	—	—
Add net income	1,836,487	1,151,934	—	—	2,988,421

Balance, ending	1,836,487	1,151,934	—	—	2,988,421

Members’ equity
Balance, beginning	—	—	3,632,129	—	3,632,129
Contributions	—	—	—	2,157,667	2,157,667
Add net income (loss)	—	—	1,958,196	(179,656)	1,778,540

Balance, ending	—	—	5,590,325	1,978,011	7,568,336

TOTAL STOCKHOLDERS’ AND MEMBERS’ EQUITY	$9,168,179	$8,151,934	$5,590,325	$1,978,011	$24,888,449

The accompanying notes are an integral part of this financial statement.

WEDGE WIRELINE SERVICES, INC., WEDGE WELL SERVICES, L.L.C.,
AND WEDGE FISHING & RENTAL SERVICES, L.L.C.
COMBINED STATEMENT OF CASH FLOWS
For the years ended December 31,

	2007	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES

Net income	$17,389,203	$14,750,831	$4,766,961

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	10,251,818	5,966,994	2,323,064
(Gain) on sale of assets	(593,695)	(49,242)	(24,333)
Decrease (increase) in operating assets:
Accounts receivable	(4,264,744)	(7,270,074)	(4,244,469)
Inventory	88,737	(328,380)	(235,336)
Prepaid expenses	526,858	(616,418)	(691,036)
Increase (decrease) in operating liabilities:
Accounts payable and accrued expenses	4,911,850	4,444,912	338,692
Payables to affiliates	1,056,932	(797,342)	651,123
Current and deferred income taxes	1,208,155	(1,626,163)	1,807,317

NET CASH PROVIDED BY OPERATING ACTIVITIES	30,575,114	14,475,118	4,691,983

CASH FLOWS FORM INVESTING ACTIVITIES

Purchase of property and equipment	(59,593,949)	(36,322,008)	(21,988,156)
Proceeds from sale of property and equipment	1,488,122	369,114	110,501
Acquisition of business	(3,267,589)	(10,603,788)	(7,291,195)
Disbursements on notes receivable from affiliate	(2,753,500)	—	—
Receipts on notes receivable from affiliate	82,122	—	—

NET CASH (USED IN) INVESTING ACTIVITIES	$(64,044,794)	$(46,556,682)	$(29,168,850)

The accompanying notes are an integral part of this financial statement.

	2007	2006	2005
CASH FLOWS FROM FINANCING ACTIVITIES

Borrowings on notes payable	$47,333,838	$38,841,090	$16,961,163
Payments on notes payable	(7,657,319)	(10,769,997)	(510,003)
Capital contributions received	600,000	9,209,914	9,489,359
Dividends paid	(1,140,135)	(1,070,000)	—

NET CASH PROVIDED BY FINANCING ACTIVITIES	39,136,384	36,211,007	25,940,519

NET INCREASE IN CASH AND CASH EQUIVALENTS	5,666,704	4,129,443	1,463,652

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	6,542,911	2,413,468	949,816

CASH AND CASH EQUIVALENTS AT END OF YEAR	$12,209,615	$6,542,911	$2,413,468

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid for interest	$3,218,403	$1,941,939	$643,431

Cash paid for income taxes	$9,050,265	$8,909,404	$2,964,426

NON-CASH INVESTING AND FINANCING ACTIVITIES
Acquisition of businesses; subordinated notes issued for portion of purchase price	$1,600,000	$3,250,000	$—

Covenant not to compete purchased by issuance of accrued expenses	$—	$300,000	$—

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WEDGE WIRELINE SERVICES, INC., WEDGE WELL SERVICES, L.L.C.,
AND WEDGE FISHING & RENTAL SERVICES, L.L.C.
NOTES TO COMBINED FINANCIAL STATEMENTS
NOTE A — Summary of Significant Accounting Policies
Nature of Business
WEDGE Wireline Services, Inc. (WIRE), WEDGE Well Services, L.L.C. (WWS) and WEDGE Fishing and Rental Services, L.L.C. (WFRS), referred to as (“WEDGE Energy” or the “Company”) on a combined basis, are based in Houston, Texas. WEDGE Energy provides various services and products to the oil and gas industry through various subsidiaries and divisions including: 1) wire line services, 2) well servicing, and 3) fishing & rental tools.
Wireline services include logging, pipe recovery, perforating and other drilling services to various oil drilling companies. These services are provided primarily in Utah, Colorado, North Dakota, Kansas, and Texas.
The well servicing division provides well and rig maintenance and repair to various oil and gas companies. These services are provided primarily in Texas and Louisiana.
The fishing & rental tool division provides rental fishing tool equipment and operators for pipe recovery needs in cased hole and open hole applications. These services are provided primarily in Texas and Oklahoma.
A summary of the significant accounting policies applied in the preparation of the accompanying combined financial statements are as follows:
Principles of Combination and Ownership
The following are included in the combined financial statements of WIRE, WWS, and WFRS:
WEDGE Wireline Services, Inc. and its consolidated subsidiaries as follows:
Rocky Mountain Phoenix Surveys, Inc. (“RMPSI”)
Penkota Wireline Services, Inc. (“Penkota”)
WEDGE Log-Tech, L.L.C. (“WLT”)
WEDGE Wireline Services, Inc. was formed on February 28, 2007 through stock contributions of RMPSI, Penkota, and WLT. 100% of the shares were transferred. WIRE is 85% owned by WEDGE Oil and Gas Services, L.L.C. (“WO&G”). WO&G is 100% owned by WOG Holdings, L.L.C (“WOG”). The remaining 15% is owned by employees of WIRE.
Prior to February 28, 2007, Penkota was 100% owned by WO&G. RMPSI and WLT were 80% owned by WO&G and the remaining 20% was owned by employees of WIRE.

WEDGE WIRELINE SERVICES, INC., WEDGE WELL SERVICES, L.L.C.,
AND WEDGE FISHING & RENTAL SERVICES, L.L.C.
NOTES TO COMBINED FINANCIAL STATEMENTS
NOTE A — Summary of Significant Accounting Policies — continued
WEDGE Well Services, L.L.C.
On June 30, 2007, WEDGE WS, L.L.C. and WEDGE Well Services, L.P. merged into WEDGE Well Services, L.L.C. Prior to June 30, 2007, WEDGE WS, L.L.C (formerly WEDGE Well Services, Inc.) owned 100% of WEDGE Well Services, L.L.C. (formerly TC3 Investments, L.L.C.) and 1% of WEDGE Well Services, L.P. (formerly WEDGE TC3, L.P.). Prior to June 30, 2007, WEDGE Well Services, L.L.C. owned 99% of WEDGE Well Services, L.P.
Wedge Energy Holdings, L.L.C. (“WEH”) owns 100% of WEDGE Well Services, L.L.C.
WEDGE Fishing and Rental Services L.L.C.
WEH owns 100% of WEDGE Fishing and Rental Services, L.L.C.
WEH is 100% owned by WEDGE Group Incorporated. WEDGE Group Incorporated is 100% owned by WEDGE Holdings, Inc. (“Holdings”). Holdings and WOG are owned by the same Company.
Reclassification of Prior Period Amounts
Certain assets and liabilities as of December 31, 2006 and 2005, have been reclassified, with no effect on net income, to be consistent with the classifications adopted for the year ended December 31, 2007.
Revenue Recognition
The Company services are generally short term in nature and revenue is recognized upon completion of each service.
Cash and Cash Equivalents
Cash equivalents include time deposits, money market mutual funds, and all highly liquid debt instruments with original maturities of three months or less.

WEDGE WIRELINE SERVICES, INC., WEDGE WELL SERVICES, L.L.C.,
AND WEDGE FISHING & RENTAL SERVICES, L.L.C.
NOTES TO COMBINED FINANCIAL STATEMENTS
NOTE A — Summary of Significant Accounting Policies — continued
Accounts receivable
Accounts receivable are stated net of all known uncollectible amounts. The Company uses historical experience to determine an allowance for doubtful accounts. At December 31, 2007, 2006 and 2005, management estimated an allowance for doubtful accounts of $282,389, $15,000 and zero, respectively.
Inventory
Inventory primarily consists of repair parts for fixed assets. Inventory is stated at the lower of cost or market on a first-in, first-out basis.
Property and Equipment
Property and equipment are stated at cost less accumulated depreciation. Depreciation expense is computed using the straight-line method. The Company reviews the useful life of its property and equipment on an ongoing basis considering events or changes in circumstances. The Company has a significant number of trucks with weights over 13,000 pounds. The lives of these trucks are greater than that of automobiles and light trucks and during 2006 the Company decided to segregate these trucks and use an estimated life of six years rather than five years. The change resulted in approximately $459,730 in assets to be converted from a five year life to a six year life. The effect of this change in estimate was to decrease depreciation expense by approximately $23,220 in 2006.
Expected useful lives of property and equipment are as follows:

Asset Category	Useful Lives
Autos, trucks and trailers	5-6 years
Buildings	40 years
Computers	3-5 years
Computer software	5 years
Machinery and equipment	7-12 years
Furniture and fixtures	3-5 years
Leasehold improvements	Lease term
Prepaid expenses
Prepaid expenses include items such as insurance and other miscellaneous items. The prepaid expenses are recognized as an operating expense in the period they benefit.

WEDGE WIRELINE SERVICES, INC., WEDGE WELL SERVICES, L.L.C.,
AND WEDGE FISHING & RENTAL SERVICES, L.L.C.
NOTES TO COMBINED FINANCIAL STATEMENTS
NOTE A — Summary of Significant Accounting Policies — continued
Fair Value of Financial Instruments
The carrying amounts of financial instruments, including cash, cash equivalents, accounts receivable, accounts payable, accrued liabilities and short-term borrowings approximate fair value due to the short maturity of these instruments. The carrying amount of long-term debt approximates fair value because the interest rates fluctuate with market interest rates or the fixed rates are based on current rates offered to the Company for debt with similar terms and maturities.
Intangibles & Goodwill
Intangible assets are recorded at cost. Intangible assets subject to amortization are non-compete agreements. The following is a summary of the Company’s non-compete agreements:

		Accumulated	Amortization
Company	Cost	Amortization	Period
RMPSI	$100,000	$71,296	5 Years
WWS	400,000	260,000	5 Years
WLT	250,000	125,000	4 Years
WFRS	100,000	55,555	3 Years
WIRE	100,000	2,778	3 Years

Total	$950,000	$514,629

Amortization expense on all amortizable intangibles totaled $203,055, $189,167 and $122,407 during 2007, 2006 and 2005, respectively.
Estimated aggregate future amortization expenses are as follows:

Year ending December 31,
2008	223,425
2009	180,281
2010	31,666

$435,372

These costs will be evaluated annually for impairment in accordance with Statement of Financial Accounting Standards No. 144, Accounting for Impairment of Disposal of Long-Lived Assets.

WEDGE WIRELINE SERVICES, INC., WEDGE WELL SERVICES, L.L.C.,
AND WEDGE FISHING & RENTAL SERVICES, L.L.C.
NOTES TO COMBINED FINANCIAL STATEMENTS
NOTE A — Summary of Significant Accounting Policies — continued
Intangible assets not subject to amortization is goodwill. Goodwill represents the excess of the purchase price of acquisitions over the fair value of the net assets acquired. The Company accounts for goodwill in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 142, “Goodwill and Other Intangible Assets”. The following is a summary of the Company’s Goodwill at December 31, 2007 as a result of the following acquisitions:

Initial
Company	Consideration

Penkota	$5,659,092
TC3	1,249,556
RMPSI	5,728,388
Log — Tech	6,812,194
Wireline	1,078,264

Total Goodwill	$20,527,494

The changes in the carrying amount of goodwill for the year ended December 31, 2007, 2006 and 2005 are as follows:

Balance, December 31, 2004	$6,908,648
Goodwill acquired during 2005	5,728,388

Balance, December 31, 2005	12,637,036
Goodwill acquired during 2006	6,812,194

Balance, December 31, 2006	19,449,230
Goodwill acquired during 2007	1,078,264

Balance, December 31, 2007	$20,527,494

Under SFAS No. 142, goodwill and intangible assets with indefinite lives are no longer amortized but are reviewed annually (or more frequently if impairment indicators arise) for impairment. The amortization provisions of SFAS No. 142 apply to goodwill and intangible assets acquired after June 30, 2001. The Company periodically assesses the recoverability of the unamortized balance based on expected future profitability and undiscounted future cash flows of the acquisitions and their contribution to the overall operation. During 2007, 2006 and 2005, no impairment indicators arose that may suggest the recoverability of goodwill was impaired.

WEDGE WIRELINE SERVICES, INC., WEDGE WELL SERVICES, L.L.C.,
AND WEDGE FISHING & RENTAL SERVICES, L.L.C.
NOTES TO COMBINED FINANCIAL STATEMENTS
NOTE A — Summary of Significant Accounting Policies — continued
Income Taxes
During 2006 and 2005, the Company was included in the consolidated income tax returns of Holdings. During 2007, WWS and WFRS are included in the consolidated income tax returns of Holdings. The current portion of its income tax obligation is computed applying tax rates established by Holdings to the Company’s current year operating results. The resulting tax obligation is then remitted to Holdings. During 2007, WIRE filed separately and was not included in the consolidated income tax returns of Holdings.
Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax basis of assets and liabilities as measured by the enacted tax rates which will be in effect when these differences reverse. Deferred tax expense or benefit is the result of changes in deferred tax assets and liabilities.
Deferred taxes result primarily from the use of (i) different methods and lives for depreciation and amortization of fixed assets and intangibles and (ii) different methods of accounting for organizational costs.
The Company assesses its deferred tax assets on an annual basis and if necessary provides a valuation allowance for deferred tax assets if it believes that it is more likely than not that the value of these assets may not be realized in the future. Deferred taxes are computed using the asset and liability approach as prescribed in FASB Statement No. 109, Accounting for Income Taxes.
Advertising
Advertising costs are expensed as incurred and totaled $166,018, $85,889 and $48,544 for the years ended December 31, 2007, 2006 and 2005, respectively.
Accrued Compensated Absences
Compensated absences are accrued and charged to expense in the period in which it is earned.
Use of Estimates
The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

WEDGE WIRELINE SERVICES, INC., WEDGE WELL SERVICES, L.L.C.,
AND WEDGE FISHING & RENTAL SERVICES, L.L.C.
NOTES TO COMBINED FINANCIAL STATEMENTS
NOTE A — Summary of Significant Accounting Policies — continued
Financial Instruments and Credit Risk
Financial instruments which potentially subject the Company to credit risk include cash and accounts receivable. Cash is maintained in federally insured domestic institutions. The terms of these deposits are on demand to minimize risk. The Company has not incurred losses related to these deposits, although at times, these deposits exceed federally insured limits. Trade accounts receivable consist of uncollateralized receivables from customers in the oil and gas industry located primarily in the United States. The Company routinely assesses the financial strength of its customers and establishes an allowance for doubtful accounts, if necessary, based on factors surrounding the credit risk of specific customers, historical trends and other information.
Recently Issued Accounting Standards
In September 2006, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 157 “Fair Value Measurements”. SFAS No. 157 establishes a framework for measuring fair value in accordance with generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007. However, on February 12, 2008, the FASB issued FSP FAS No. 157-2, Effective Dates of FASB Statement No. 157, which delays the effective date of SFAS No. 157 for fiscal years beginning after November 15, 2008 for all nonfinancial assets and nonfinancial liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis. The Company is currently evaluating the impact that SFAS No. 157 will have on its results of operations and financial position.
In June 2006, the Financial Accounting Standards Board issued FASB Interpretation (“FIN”) No. 48, “Accounting for Uncertainty in Income Taxes”. FIN No. 48 is an interpretation of SFAS No. 109, which prescribes a comprehensive model for recognizing, measuring, presenting and disclosing in the financial statements uncertain tax positions that the Company has taken or expects to take in the Company’s tax returns. FIN No. 48 is effective for fiscal years beginning after December 15, 2008, with early adoption permitted. The Company will adopt FIN No. 48 for its fiscal year ending December 31, 2009, unless it is further delayed by the FASB. The impact of FIN No. 48 on the Company’s financial statements, if any, has not been determined at this time.

WEDGE WIRELINE SERVICES, INC., WEDGE WELL SERVICES, L.L.C.,
AND WEDGE FISHING & RENTAL SERVICES, L.L.C.
NOTES TO COMBINED FINANCIAL STATEMENTS
NOTE B — Acquisitions
Effective February 1, 2005 RMPSI’s shareholders sold 80% of their equity interests to WO&G. WO&G used the purchase method of accounting to account for the RMPSI acquisition. Under the purchase method of accounting, the cost of the acquisition is required to be allocated to the assets acquired and liabilities assumed based on their estimated fair values at the date of acquisition. The purchase included $5,656,000 of cash and $1,500,000 of subordinated notes payable to the sellers. The purchase price was increased by the aggregate amount of all capital expenditures, $135,195, as approved by WO&G bringing the total purchase price to $7,291,195 which was allocated as follows:

Property and equipment	$2,229,600
Covenant not to compete	100,000
Goodwill	5,728,388
Liabilities	(766,793)

Total acquisition price	$7,291,195

On January 1, 2006, WLT purchased 100% of the common stock of Log Tech, Inc., a Kansas corporation. WLT used the purchase method of accounting to account for the Log Tech, Inc. acquisition. The purchase included $8,670,000 of cash and two subordinated notes payable to the sellers of $2,750,000 and $933,788. The total acquisition price of $12,353,788 has been allocated as follows:

Current assets
Accounts receivable	$738,991
Inventory	290,393

Total current assets	1,029,384

Machinery & equipment	4,283,907
Other assets	36,186
Covenant not to compete	250,000
Goodwill	6,812,194

Total assets	12,411,671

Accounts payable	(57,883)

Total acquisition cost	$12,353,788

WEDGE WIRELINE SERVICES, INC., WEDGE WELL SERVICES, L.L.C.,
AND WEDGE FISHING & RENTAL SERVICES, L.L.C.
NOTES TO COMBINED FINANCIAL STATEMENTS
NOTE B — Acquisitions — continued
On May 1, 2006, WFRS purchased the assets of BW Fishing & Rental, L.L.C. (“BW”). WFRS used the purchase method of accounting to account for the BW acquisition. The purchase included $1,000,000 of cash, $500,000 of subordinated notes payable to the sellers, and $300,000 non-compete payable due to an employee. The total acquisition price of $1,800,000 has been allocated as follows:

Land	$95,000
Building	115,000
Autos and trucks	109,000
Fishing & rental tools	1,381,000
Covenant not to compete	100,000

Total acquisition price	$1,800,000

On December 1, 2007, WIRE purchased the assets of Phoenix Surveys, Inc. (“PSI”). WIRE used the purchase method of accounting to account for the PSI acquisition. The purchase included $3,267,589 of cash and $1,600,000 of notes payable to the sellers. The total acquisition price of $4,867,589 has been allocated as follows:

Property & equipment	$3,689,325
Goodwill	1,078,264
Covenant not to compete	100,000

Total acquisition price	$4,867,589

NOTE C — Prepaid expenses and other
Prepaid expenses consist of the following at December 31:

	2007	2006	2005
General insurance	$522,974	$755,822	$834,483
Workers compensation insurance	140,180	619,636	51,577
Other prepaid expenses	434,472	249,026	85,820

	$1,097,626	$1,624,484	$971,880

WEDGE WIRELINE SERVICES, INC., WEDGE WELL SERVICES, L.L.C.,
AND WEDGE FISHING & RENTAL SERVICES, L.L.C.
NOTES TO COMBINED FINANCIAL STATEMENTS
NOTE D — Property and Equipment
Property and equipment consists of the following at December 31:

	2007	2006	2005
Building	$790,441	$115,000	$—
Automobiles, trailers, and trucks	8,167,839	5,140,242	2,622,987
Machinery and equipment	108,820,468	54,179,911	27,755,289
Office furniture and equipment	694,518	414,675	157,139
Leasehold improvements	439,552	264,662	131,736

	118,912,818	60,114,490	30,667,151
Less accumulated depreciation	(16,882,716)	(7,728,380)	(2,270,424)

	102,030,102	52,386,110	28,396,727

Assets not depreciated:
Land	95,000	95,000	—
Machinery and equipment in process	16,110,885	13,414,793	1,290,961

Net property and equipment	$118,235,987	$65,895,903	$29,687,688

NOTE E — Long-Term Debt
The following long-term debt exists at December 31:

	2007	2006	2005
Note payable to an affiliated entity, bearing interest at LIBOR plus 1%, monthly payments of interest only due on the first of each month with a final mauturity on October 16, 2011.	$80,543,458	$46,341,939	$8,834,462

Note payable to an affiliated entity, bearing interest at LIBOR plus 1%, with accrued interest and principal balance payable upon demand. The full balance of accrued interest and principal was paid in January 2008 subsequent to year end.	8,075,000	—	—

WEDGE WIRELINE SERVICES, INC., WEDGE WELL SERVICES, L.L.C.,
AND WEDGE FISHING & RENTAL SERVICES, L.L.C.
NOTES TO COMBINED FINANCIAL STATEMENTS
NOTE E — Long-Term Debt — continued

	2007	2006	2005
Subordinated note payable to certain employees, as part of the asset acquisition of PSI, bearing interest at 7%, quarterly payments of interest only beginning February 28, 2008 through November 30, 2008. Beginning February 28, 2009, quarterly principal payments of $200,000 plus accrued interest due with a final maturity of November 30, 2010.	1,600,000	—	—

Note payable to an affiliated entity in the principal amount of $750,000, bearing interest at LIBOR plus 1%, annual payments of interest only on January 1, 2007 and January 1, 2008. Beginning April 1, 2008, quarterly principal payments of $93,750 plus accrued interest, with a final maturity of January 1, 2010.	750,000	750,000	—

Three subordinated notes payable to former shareholders of Log-Tech Inc. bearing interest at 7%, quarterly payments of interest only on April 3, 2006 and July 3, 2006. Beginning October 1, 2006, quarterly principal payments of $275,000 plus accrued interest with final maturity of January 1, 2009. The note is subject to accelerated principal payments based on certain revenue thresholds of WLT. The thresholds were met in 2007, resulting in the note maturing in 2007.	—	2,475,000	—

WEDGE WIRELINE SERVICES, INC., WEDGE WELL SERVICES, L.L.C.,
AND WEDGE FISHING & RENTAL SERVICES, L.L.C.
NOTES TO COMBINED FINANCIAL STATEMENTS
NOTE E — Long-Term Debt — continued

	2007	2006	2005
Subordinated note payable to the sellers of BW bearing interest at 7%, quarterly payments of interest only beginning July 31, 2006 through April 30, 2007. Beginning July 31, 2007, quarterly principal payments of $62,500 plus accrued interest due with a final maturity of April 30, 2009.	375,000	500,000	—

Two revolving lines of credit allowing draws totaling $1,400,000, maturing through September 29, 2006, bearing interest at prime, monthly interest payments with final principal plus accrued interest due at maturity.	—	—	220,000

Note payable to bank for asset purchase in the original amount of $2,250,000, bearing interest at 6.28%, requiring 60 monthly payments of $43,882 maturing in September, 2009. *	—	—	1,752,187

Note payable to bank for equipment purchases, allowing draws of up to $4,375,000. Once amount is reached, loan converts to term loan bearing interest at prime, payments of interest only through March 30, 2006 and 60 payments of $86,341 commencing on April 30, 2006 with a final maturity of March 31, 2011. *	—	—	39,785

WEDGE WIRELINE SERVICES, INC., WEDGE WELL SERVICES, L.L.C.,
AND WEDGE FISHING & RENTAL SERVICES, L.L.C.
NOTES TO COMBINED FINANCIAL STATEMENTS
NOTE E — Long-Term Debt — continued

Two notes payable to bank for heavy equipment purchases totaling $8,150,000, maturing from September, 2010 through December, 2010, bearing interest at prime, requiring monthly payments of interest only for eight and twelve months from loan dates and 60 monthly payments of $96,752 and $57,764 after such dates.*	—	—	7,933,238

Note payable to bank for purchase of rental equipment in the amount of $1,300,000, bearing interest at prime, payments of interest only from loan date through January 10, 2006, 60 monthly payments of $21,666 commencing February 10, 2006.*	—	—	1,210,546

	91,343,458	50,066,939	19,990,218
Less current maturities	(8,606,000)	(2,600,000)	(1,911,798)

	$82,737,458	$47,466,939	$18,078,420

*	In 2006, these notes were paid in full from the proceeds of the Company’s new note with an affiliated entity.
As of December 31, 2007, annual maturities of long-term debt are as follows (amounts are in thousands):

Year Ending December 31,
2008	$8,606
2009	1,300
2010	894
2011	80,543

$91,343

WEDGE WIRELINE SERVICES, INC., WEDGE WELL SERVICES, L.L.C.,
AND WEDGE FISHING & RENTAL SERVICES, L.L.C.
NOTES TO COMBINED FINANCIAL STATEMENTS
NOTE F — Commitments and Contingencies
Lease Commitments
The Company leases various operating and office facilities from unrelated entities and affiliates and entities owned by officers of the subsidiaries (see Note G). At December 31, 2007, future minimum lease payments under these leases are as follows:

Year Ending December 31,
2008	$535,417
2009	353,446
2010	271,727
2011	157,350
2012	2,879

$1,320,819

Litigation
From time to time, the Company may be engaged in various claims and litigation arising in the ordinary course of business. In the opinion of management, uninsured losses, if any, resulting from these matters will not have a material adverse impact on the consolidated financial statements of the Company.
NOTE G — Related Party Transactions
The Company leases various operating and office facilities from affiliates or from entities owned by officers of the subsidiaries. For the years ending December 31, 2007, 2006 and 2005, lease expense to affiliates totaled $295,493, $232,186 and $80,700, respectively.
The Company receive accounting, management and advisory services from an affiliate, charges for these services totaled $2,755,000, $1,479,155 and $301,000 during the years ended December 31, 2007, 2006 and 2005, respectively.

WEDGE WIRELINE SERVICES, INC., WEDGE WELL SERVICES, L.L.C.,
AND WEDGE FISHING & RENTAL SERVICES, L.L.C.
NOTES TO COMBINED FINANCIAL STATEMENTS
NOTE G — Related Party Transactions — continued
As discussed in Note A, the Company is included in the consolidated income tax return of Holdings during 2005 and 2006. During 2007, WWS and WFRS are included in the consolidated income tax return of Holdings. The Company has recorded tax provision, to be included in the consolidated return of Holdings, of $4,652,551, $8,055,050 and $3,069,212 for the years ended December 31, 2007, 2006 and 2005, respectively. As of December 31, 2007, 2006 and 2005, the Company has a receivable from them in the amount of $2,302,179, $1,228,049 and a payable to them in the amount of $935,390, respectively. In addition, $74,424 is included in payables to affiliates and employees for the minority shareholders of WLT’s tax liability. See Note H for further information.
The Company purchases substantially all of its property and liability insurance through an affiliated entity. For the years ended December 31, 2007, 2006 and 2005, insurance expense of $3,682,006, $2,178,932 and $1,308,002, respectively, was purchased from this affiliate and $1,588,537, $191,682 and zero remained in payable to affiliate at December 31, 2007, 2006 and 2005, respectively.
In connection with the recent acquisitions made by the Company, the Company entered into non-compete agreements with several of the former owners of the businesses, who are now employed by the Company. At December 31, 2007, 2006 and 2005, $200,000, $300,000 and $200,000 is payable to these employees, respectively.
The Company made various loans to an affiliate. These advances totaled $2,671,378 at December 31, 2007 and are included in note receivable from affiliate at December 31, 2007. The notes bear interest at LIBOR plus 1% and mature on October 16, 2011. No loans were made during 2006 and 2005.
The Company received various advances from an affiliate. These advances totaled approximately $750,000 at December 31, 2005 and are included in payable to affiliate at December 31, 2005. During 2006, these advances were repaid in full.

WEDGE WIRELINE SERVICES, INC., WEDGE WELL SERVICES, L.L.C.,
AND WEDGE FISHING & RENTAL SERVICES, L.L.C.
NOTES TO COMBINED FINANCIAL STATEMENTS
NOTE H — Income Taxes
As disclosed in Note A the Company is included in the consolidated tax return of Holdings.
The income tax provision reported in the statement of operations includes the following components for the years ended December 31:

	2007	2006	2005
Current income tax expense	$6,780,591	$7,402,117	$3,091,212
Deferred income tax (benefit)	3,295,393	652,933	(22,000)

Total provision for income taxes	$10,075,984	$8,055,050	$3,069,212

A reconciliation of the effective tax rate to the statutory federal rate of 34% is as follows:

	2007	2006	2005
Tax at statutory rate	$9,338,194	$7,806,101	$2,664,299
Nondeductible expenses	182,656	59,758	44,275
State income taxes on various entities	681,986	542,073	211,170
Nontaxable income	—	(74,424)	—
Other	(126,852)	(278,458)	149,468

Net provision for income taxes	$10,075,984	$8,055,050	$3,069,212

WEDGE WIRELINE SERVICES, INC., WEDGE WELL SERVICES, L.L.C.,
AND WEDGE FISHING & RENTAL SERVICES, L.L.C.
NOTES TO COMBINED FINANCIAL STATEMENTS
NOTE H — Income Taxes — continued
The source of the timing differences resulting in deferred income taxes are primarily associated with the differing tax and financial accounting lives of the Company’s property and equipment and non-compete agreements. Deferred income tax balances are as follows as of December 31:

	2007	2006	2005
Current:

Deferred tax asset — current	$348,372	$30,063	$—

Deferred tax liability — current	—	—	(126,786)

Net deferred tax asset/(liability) — current	$348,372	$30,063	$(126,786)

Long-term

Deferred tax asset — long-term	$37,326	$45,798	$—

Deferred tax liability — long-term	(5,440,294)	(1,835,064)	(1,095,141)

Net deferred tax (liability) — long-term	$(5,402,968)	$(1,789,266)	$(1,095,141)

NOTE I — Retirement Plan
The employees are covered by a 401(k) plan allowing eligible employees to defer a portion of their compensation. Employees age 21 and over are eligible to participate after a defined period of service. The Company matches the employee’s contribution up to 3% and the Company will match one-half of the employee’s contribution that exceeds 3%, up to 5%. Employees are immediately 100% vested in the matching contributions. The Company’s match was $822,654, $461,267 and $91,056 for the years ending December 31, 2007, 2006 and 2005, respectively.
NOTE J — Subsequent Event
Effective March 1, 2008, 100% of the stock of WEDGE Wireline Services, Inc., WEDGE Well Services, L.L.C. and WEDGE Fishing and Rental Services, L.L.C., all the entities included in this combined financial statement, were acquired by Pioneer Drilling Company.